     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1998
                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                         FRONTIER FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          WASHINGTON                                                       91-1223535
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employer Identification No.)


                            332 S.W. EVERETT MALL WAY
                                  P.O. BOX 2215
                            EVERETT, WASHINGTON 98203
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

           FRONTIER FINANCIAL CORPORATION INCENTIVE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                               JAMES F. FELICETTY
                             SECRETARY AND TREASURER
                         FRONTIER FINANCIAL CORPORATION
                            332 S.W. EVERETT MALL WAY
                                  P.O. BOX 2215
                            EVERETT, WASHINGTON 98203
                                 (425) 514-0719
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                             ----------------------

                                   COPIES TO:
                               LINDA A. SCHOEMAKER
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
    TITLE OF SECURITIES       Amount to Be            Proposed Maximum               Proposed Maximum             Amount of
     TO BE REGISTERED          Registered        Offering Price Per Share(1)   Aggregate Offering Price(1)     Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                  526,183 (2)                  $37.00                     $19,468,771.00                $5,743
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $37.00, based on the trading price of the Registrant's Common Stock on March 24, 1998.

(2) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Frontier Financial Corporation Incentive Stock Option Plan as the result of any future stock split, stock dividend, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or similar adjustment of the Registrant's outstanding Common Stock.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission") on March 25, 1998 under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

                  (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

                  (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 27, 1987, under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         Any document filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that the securities offered hereby have been sold or that deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date on which such document is filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors, officers, employees and agents of the Registrant and those serving at the Registrant's request in similar positions in any other corporation, partnership, joint venture, trust or other enterprise in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IX of the Registrant's Bylaws provides for indemnification of the Registrant's directors and officers, to the maximum extent permitted by Washington law, against expenses and liabilities (including any obligation to pay any judgment, settlement, fine or expenses, including attorneys' fees) actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the director or officer is, was or is threatened to be made a party to such action or is otherwise involved in such action by reason of serving or having served at the request of the Registrant as a director or officer of another corporation.

         Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Subject to shareholder approval, the Board of Directors has amended the Registrant's Articles of Incorporation to provide, to the fullest extent permitted by Washington law, limitations on a director's liability to the Registrant and its shareholders.

         The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacity.

ITEM 8.  EXHIBITS

Exhibit
Number                                 Description
------                                 -----------
5.1                   Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1                  Consent of Moss Adams LLP

23.2                  Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)

24.1                  Power of Attorney (see page II-4)

99.1                  Amended and Restated Frontier Financial Corporation Incentive Stock Option Plan

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on the 25th day of March, 1998.

                                     FRONTIER FINANCIAL CORPORATION

                                     By  /s/ ROBERT J. DICKSON
                                        ---------------------------------------
                                          Robert J. Dickson
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert J. Dickson and James F. Felicetty, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign in the name and on behalf of such person, individually and in each capacity stated below, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 25th day of March, 1998 in the capacities indicated.

                    Signature                                        Title
                    ---------                                        -----
              /s/ ROBERT J. DICKSON                                  President and Chief Executive Officer
   --------------------------------------------                      (Principal Executive Officer), Director
                Robert J. Dickson

             /s/ JAMES F. FELICETTY                                  Secretary and Treasurer (Principal
   --------------------------------------------                      Financial and Accounting Officer)
               James F. Felicetty

              /s/ GEORGE E. BARBER                                   Director
   --------------------------------------------
                George E. Barber

                /s/ LUCY DEYOUNG                                     Director
   --------------------------------------------
                  Lucy DeYoung

              /s/ DAVID A. DUJARDIN                                  Director
   --------------------------------------------
                David A. Dujardin

              /s/ EDWARD D. HANSEN                                   Director
   --------------------------------------------
                Edward D. Hansen

              /s/ WILLIAM H. LUCAS                                   Director
   --------------------------------------------
                William H. Lucas
                                                                     Director
   --------------------------------------------
                James H. Mulligan

              /s/ EDWARD J. NOVACK                                   Director
   --------------------------------------------
                Edward J. Novack

                    Signature                                        Title
                    ---------                                        -----
               /s/ J. DONALD REGAN                                   Director
   --------------------------------------------
                 J. Donald Regan

              /s/ ROGER L. RICE                                      Director
   --------------------------------------------
                  Roger L. Rice

             /s/ ROY A. ROBINSON                                     Director
   --------------------------------------------
                 Roy A. Robinson

            /s/ WILLIAM J. ROBINSON                                  Director
   --------------------------------------------
                William J. Robinson

           /s/ EDWARD C. RUBATINO                                    Director
   --------------------------------------------
               Edward C. Rubatino
                                                                     Director
   --------------------------------------------
               Darrell J. Storkson

                                INDEX TO EXHIBITS


Exhibit
Number                                    Description
------                                    -----------
5.1                           Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

23.1                          Consent of Moss Adams LLP

23.2                          Consent of Perkins Coie LLP (included in its Opinion filed as Exhibit 5.1)

24.1                          Power of Attorney (see page II-4)

99.1                          Amended and Restated Frontier Financial Corporation Incentive Stock Option Plan